FOR IMMEDIATE RELEASE
Investors and Media:
Julie D. Tracy
Sr. Vice President, Chief Communications Officer Wright Medical Group, Inc. (901) 290-5817 julie.tracy@wmt.com

Wright Medical Group, Inc. Reports 2012 Second Quarter Financial Results
Second Quarter Global Foot and Ankle Net Sales Increase 12% As Reported and 13% Constant Currency
Company Raises Annual Cash Flow Guidance

ARLINGTON, Tenn. - August 1, 2012 - Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company and a leading provider of surgical solutions for the foot and ankle market, today reported financial results for its second quarter ended June 30, 2012 and updated guidance.

Net sales totaled $123.3 million during the second quarter ended June 30, 2012, representing a 7% decrease as reported and a 5% decrease on a constant currency basis compared to the second quarter of 2011. During the second quarter of 2012, U.S. sales were negatively affected by previously announced distributor transitions that occurred in the third quarter of 2011, challenges associated with implementing enhancements to the Company's compliance processes, and the impact of the previously announced agreement with KCI.

Robert Palmisano, President and Chief Executive Officer, commented, “During the second quarter, we made significant progress on implementing the important changes to transform our business and deliver significant shareholder return. Although we are early in the execution phase of our plan, we are very encouraged by the initial results on our key measures with global foot and ankle constant currency growth of 13% and outstanding free cash flow generation for the first half of the year. In addition to significant foot and ankle sales growth, the conversion of a major portion of our foot and ankle distributor territories to direct sales representation is ahead of schedule, and we are pleased with our execution to date. We believe this increase in U.S. direct foot and ankle sales representation, coupled with our large and growing product portfolio and our increased investment in medical education, will enable us to continue improving our foot and ankle growth rate throughout 2012 and to exit the year at well above market growth rates.”

Net income for the second quarter of 2012 totaled $0.7 million or $0.02 per diluted share, compared to net income of $6.1 million or $0.16 per diluted share in the second quarter of 2011.

Net income for the second quarter of 2012 included the after-tax effects of $3.4 million of non-cash stock-based compensation expense, $2.1 million of expenses associated with the Company's deferred prosecution agreement (DPA), $0.8 million of charges associated with distributor conversions and non-competes and $0.7 million of charges associated with the previously announced cost restructuring plan. Net income for the second quarter of 2011 included the after-tax effects of approximately $2.4 million of expenses associated with the Company’s deferred prosecution agreement (DPA) and $1.6 million of non-cash stock-based compensation expense.

The Company's second quarter 2012 net income, as adjusted for the above items, decreased to $5.3 million in 2012 from $9.0 million in 2011, while diluted earnings per share, as adjusted, decreased to

$0.14 in the second quarter of 2012 from $0.23 in the second quarter of 2011. Including stock based expense, diluted earnings per share, as adjusted, totaled $0.08 in the second quarter of 2012. A reconciliation of U.S. GAAP to “as adjusted” results is included in the attached financial tables.

Cash and cash equivalents and marketable securities totaled $192.9 million as of the end of the second quarter of 2012, an increase of $25.6 million compared to the end of the fourth quarter of 2011. Net cash flow from operating activities was $22.0 million, which combined with capital expenditures of $4.0 million, resulted in free cash flow of $18.0 million in the second quarter of 2012 compared to $7.6 million in the second quarter of 2011.

Palmisano concluded, “We are pleased with our progress for the first half of the year, and we will continue to focus on executing our key strategic initiatives with excellence. During the second half of the year, we will make increased investments to accelerate foot and ankle growth, improve customer satisfaction in our Ortho-Recon business and increase cash generation capabilities. We also expect continued progress on our inventory reduction initiatives and on improving U.S. foot and ankle sales productivity, both of which we anticipate will accelerate in 2013. We are very enthusiastic about our execution so far in 2012 and believe we will continue to build momentum against our key priorities for the remainder of this year and beyond.”

Outlook

The Company has updated its anticipated full year 2012 net sales to be in the range of $476 million to $485 million, as compared with the previously announced guidance of $472 million to $489 million, and has updated its as-adjusted earnings per share excluding stock-based compensation guidance to be in the range of $0.32 to $0.36 per diluted share from the previously communicated range of $0.26 to $0.36. The Company's earnings target excludes non-compete and transition costs associated with converting a major portion of independent foot and ankle territories to direct, costs associated with the previously announced restructuring, possible future acquisitions, other material future business developments, non-cash stock-based compensation expense, and costs associated with the Company's DPA (including the associated independent monitor).

As noted above, the Company's earnings target excludes the impact of non-cash stock-based compensation charges. While the amount of the non-cash stock-based compensation charges will vary depending upon a number of factors, the Company currently estimates that the after-tax impact of those expenses will be approximately $0.18 per diluted share for the full year 2012. Therefore, the Company now anticipates its full year 2012 as-adjusted earnings per share including stock-based compensation to be in the range of $0.14 to $0.18 per diluted share.

With regard to restructuring charges, the Company has completed the cost restructuring plan announced in September 2011, incurring total charges of $18.5 million, which was in line with the previous estimate of $18 million to $20 million.

From a cash flow perspective, the Company continues to anticipate significant improvement over 2011, and has upwardly revised its anticipated 2012 free cash flow to be in the range of $40 million to $45 million, as compared with the previously announced guidance of $25 million to $30 million. This new guidance range represents annualized growth of 176% to 211%.

The Company's anticipated ranges for net sales, adjusted earnings per share, non-cash stock-based compensation charges, restructuring charges and free cash flow are forward-looking statements, as are any other statements which anticipate or aspire to future performance against key metrics. They are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company's actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

Conference Call

As previously announced, the Company will host a conference call starting at 3:30 p.m. Central Time today. The live dial-in number for the call is 800-299-7098 (U.S.) or 617-801-9715 (International). The participant passcode for the call is “Wright.” To access a simultaneous webcast of the conference call via the internet, go to the “Corporate - Investor Information” section of the Company's website located at www.wmt.com.

A replay of the conference call by telephone will be available starting at 5:30 p.m. Central Time today and continuing until August 8, 2012. To hear this replay, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter the passcode 52667395. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate - Investor Information - Audio Archives” section of the Company's website located at www.wmt.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, the Form 8-K filed with the SEC today, or otherwise available in the “Corporate - Investor Information - Supplemental Financial Information” section of the Company's website located at www.wmt.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

About Wright Medical

Wright Medical Group, Inc. is a global orthopaedic medical device company and a leading provider of surgical solutions for the foot and ankle market. The Company specializes in the design, manufacture and marketing of devices and biologic products for extremity, hip and knee repair and reconstruction. The Company has been in business for more than 60 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit the Company's website at www.wmt.com.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency; operating income, as adjusted; net income, as adjusted; net income, as adjusted, per diluted share; effective tax rate, as adjusted; and free cash flow. The Company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company's operations, period over period. The measures exclude such items as costs related to the U.S. governmental inquiries and the DPA, costs associated with distributor conversions and non-competes, restructuring charges, transaction costs, charges associated with the Company's liability for PROFEMUR® long modular neck claims, costs related to settlement of certain employment matters and the hiring of a new CEO, and non-cash stock-based expense, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as defined under U.S. federal securities laws, including statements regarding potential actions by the USAO, independent monitor, OIG and other agencies or their potential impact. These statements reflect management's current knowledge, assumptions, beliefs, estimates, and expectations and express management's current views of future performance, results, and trends and may be identified by their use of terms such as anticipate, believe, could, estimate, expect, intend, may, plan, predict, project, will, and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. The reader should not place undue reliance on forward-looking statements. Such statements are made as of the date of this press release, and we undertake no obligation to update such statements after this date. Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, under the heading “Risk Factors” and elsewhere); future actions of the FDA or any other regulatory body or government authority that could delay, limit or suspend product development, manufacturing or sale or result in seizures, injunctions, monetary sanctions or criminal or civil liabilities; the impact of any such future actions of the FDA or any other regulatory body or government authority on our settlement of the federal investigation into our consulting arrangements with orthopaedic surgeons relating to our hip and knee products in the United States; the impact of such settlement of the federal investigation into our consulting arrangements with orthopaedic surgeons relating to our hip and knee products in the United States, including our compliance with the Deferred Prosecution Agreement through September 2012 and the Corporate Integrity Agreement through September 2015; and compliance reviews, the results of which may be required to be disclosed to government authorities, and which may uncover violations of law, including strict liability provisions of the federal Food, Drug and Cosmetic Act, that could lead to adverse action by the FDA or others. Our failure to comply with the Deferred Prosecution Agreement or the Corporate Integrity Agreement could expose us to significant liability including, but not limited to, exclusion from federal healthcare program participation, including Medicaid and Medicare, which would have a material adverse effect on our financial condition, results of operations and cash flows, potential prosecution, including under the previously-filed criminal complaint, civil and criminal fines or penalties, and additional litigation cost and expense. In addition, a breach of the DPA or the CIA could result in an event of default under the Senior Credit Facility, which in turn could result in an event of default under the Indenture.

Additional risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include the possibility of litigation brought by shareholders, including private securities litigation and shareholder derivative suits, which if initiated, could divert management's attention, harm our business and/or reputation and result in significant liabilities; demand for and market acceptance of our new and existing products; future actions of governmental authorities and other third parties; tax measures; business development and growth opportunities; product quality or patient safety issues; products liability claims; enforcement of our intellectual property rights; the geographic and product mix impact on our sales; retention of sales representatives and independent distributors; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; ability to realize the anticipated benefits of restructuring initiatives; impact of the commercial and credit environment on us and our customers and suppliers; and in the implementation of our new compliance enhancements, including the duration and severity of delays related to medical education, research and development and clinical studies, and the impact of any such delays on our relationships with customers.

--Tables Follow--

Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data--unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net sales	$123,280	$132,505	$249,936	$267,891
Cost of sales	38,434	41,504	75,240	80,272
Cost of Sales - restructuring	—	—	435	—
Gross profit	84,846	91,001	174,261	187,619
Operating expenses:
Selling, general and administrative	72,862	70,821	145,210	145,646
Research and development	6,744	7,807	12,965	17,014
Amortization of intangible assets	1,254	677	1,996	1,367
Restructuring charges	710	—	1,153	—
Total operating expenses	81,570	79,305	161,324	164,027
Operating income	3,276	11,696	12,937	23,592
Interest expense, net	1,887	1,475	3,694	3,310
Other (income) expense, net	(153)	257	8	4,716
Income before income taxes	1,542	9,964	9,235	15,566
Provision for income taxes	832	3,817	3,964	5,827
Net income	$710	$6,147	$5,271	$9,739
Net income per share, basic	$0.02	$0.16	$0.14	$0.26
Net income per share, diluted	$0.02	$0.16	$0.14	$0.25
Weighted-average number of shares outstanding-basic	38,715	38,240	38,604	38,137
Weighted-average number of shares outstanding-diluted	38,997	39,261	38,898	38,347

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands--unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2012	June 30, 2011	% change	June 30, 2012	June 30, 2011	% change
Geographic
Domestic	$69,216	$75,354	(8.1%)	$139,278	$153,296	(9.1%)
International	54,064	57,151	(5.4%)	110,658	114,595	(3.4%)
Total net sales	$123,280	$132,505	(7.0%)	$249,936	$267,891	(6.7%)

	Three Months Ended			Six Months Ended
	June 30, 2012	June 30, 2011	% change	June 30, 2012	June 30, 2011	% change
OrthoRecon
Hips	$40,073	$45,544	(12.0%)	$81,573	$91,441	(10.8%)
Knees	30,189	33,392	(9.6%)	61,271	66,225	(7.5%)
Other	1,054	1,329	(20.7%)	2,255	2,618	(13.9%)
Total OrthoRecon	71,316	80,265	(11.1%)	145,099	160,284	(9.5%)

Extremities
Foot and Ankle	28,880	25,804	11.9%	58,507	52,529	11.4%
Upper Extremity	6,349	6,949	(8.6%)	12,894	14,497	(11.1%)
Biologics	15,454	17,929	(13.8%)	30,641	37,236	(17.7%)
Other	1,281	1,558	(17.8%)	2,795	3,345	(16.4%)
Total Extremities	51,964	52,240	(0.5%)	104,837	107,607	(2.6%)

Total Sales	$123,280	$132,505	(7.0%)	$249,936	$267,891	(6.7%)

Wright Medical Group, Inc.
Supplemental Sales Information
(unaudited)

	Second Quarter 2012 Sales Growth
	Domestic As Reported	Int'l Constant Currency	Int'l As Reported	Total Constant Currency	Total As Reported
OrthoRecon
Hips	(19%)	(4%)	(8%)	(10%)	(12%)
Knees	(15%)	0%	(3%)	(8%)	(10%)
Other	(13%)	(19%)	(22%)	(18%)	(21%)
Total OrthoRecon	(17%)	(3%)	(7%)	(9%)	(11%)

Extremities
Foot and Ankle	11%	23%	14%	13%	12%
Upper Extremity	(10%)	(1%)	(4%)	(8%)	(9%)
Biologics	(16%)	0%	(3%)	(13%)	(14%)
Other	25%	(27%)	(32%)	(14%)	(18%)
Total Extremities	(1%)	7%	1%	1%	(1%)

Total Sales	(8%)	(1%)	(5%)	(5%)	(7%)

	Sales as a % of Total Sales
	Three Months Ended June 30, 2012			Six Months Ended June 30, 2012
	Domestic	International	Total	Domestic	International	Total
OrthoRecon
Hips	11%	22%	33%	10%	22%	33%
Knees	12%	12%	24%	12%	12%	25%
Other	0%	1%	1%	0%	1%	1%
Total OrthoRecon	23%	35%	58%	23%	35%	58%

Extremities
Foot and Ankle	19%	4%	23%	19%	4%	23%
Upper Extremity	4%	2%	5%	4%	2%	5%
Biologics	10%	3%	13%	10%	2%	12%
Other	0%	1%	1%	0%	1%	1%
Total Extremities	33%	9%	42%	33%	9%	42%

Total Sales	56%	44%	100%	56%	44%	100%

Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands--unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012		June 30, 2012
	International Net Sales	Total Net Sales	International Net Sales	Total Net Sales
Net sales, as reported	$54,064	$123,280	$110,658	$249,936
Currency impact as compared to prior period	2,406	2,406	2,574	2,574
Net sales, excluding the impact of foreign currency	$56,470	$125,686	$113,232	$252,510

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Operating Income
Operating income, as reported	$3,276	$11,696	$12,937	$23,592
Reconciling items impacting Gross Profit:
Non-cash, stock-based compensation	348	360	694	707
Cost of sales - restructuring	—	—	435	—
Inventory step-up amortization	48	—	96	—
Total	396	360	1,225	707
Reconciling items impacting Selling, General and Administrative expenses:
Non-cash, stock-based compensation	2,805	1,300	4,691	3,368
DPA related	2,072	2,385	4,940	4,567
Distributor conversions	208	—	208	—
Total	5,085	3,685	9,839	7,935
Reconciling items impacting Research and Development expenses:
Non-cash, stock-based compensation	236	(53)	387	392
Reconciling items impacting Amortization of Intangible Assets
Amortization of distributor non-competes	571	—	571	—
Other Reconciling Items:
Restructuring charges	710	—	1,153	—
Operating income, as adjusted	$10,274	$15,688	$26,112	$32,626
Operating income, as adjusted, as a percentage of net sales	8.3%	11.8%	10.4%	12.2%

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net Income
Income before taxes, as reported	$1,542	$9,964	$9,235	$15,566
Pre-tax impact of reconciling items:
Non-cash, stock-based compensation	3,389	1,607	5,772	4,467
DPA related	2,072	2,385	4,940	4,567
Restructuring charges	710	—	1,588	—
Inventory step-up amortization	48	—	96	—
Distributor conversion and non-competes	779	—	779	—
Deferred financing fees and transaction costs associated with Convertible Notes Tender Offer	—	—	—	4,099
Income before taxes, as adjusted	8,540	13,956	22,410	28,699

Provision for income taxes, as reported	832	3,817	3,964	5,827
Non-cash, stock-based compensation	1,090	219	1,384	1,066
DPA related	681	930	2,149	1,782
Restructuring charges	276	—	620	—
Inventory step-up amortization	18	—	37	—
Distributor conversion and non-competes	339	—	339	—
Deferred financing fees and transaction costs associated with Convertible Notes Tender Offer	—	—	—	1,599
Provision for income taxes, as adjusted	$3,236	$4,966	$8,493	$10,274
Effective tax rate, as adjusted	37.9%	35.6%	37.9%	35.8%
Net income, as adjusted	$5,304	$8,990	$13,917	$18,425

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended		Three Months Ended
	June 30, 2012		June 30, 2011
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net income	$710	$5,304	$6,147	$8,990
Interest expense on convertible notes	N/A	N/A	137	137
Diluted net income	$710	$5,304	$6,284	$9,127

Basic shares	38,715	38,715	38,240	38,240
Dilutive effect of stock options and restricted shares	282	282	130	130
Dilutive effect of convertible notes	N/A	N/A	891	891
Diluted shares	38,997	38,997	39,261	39,261

Net income per share, diluted	$0.02	$0.14	$0.16	$0.23

	Six Months Ended		Six Months Ended
	June 30, 2012		June 30, 2011
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net income	$5,271	$13,917	$9,739	$18,425
Interest expense on convertible notes	N/A	275	N/A	929
Diluted net income	$5,271	$14,192	$9,739	$19,354

Basic shares	38,604	38,604	38,137	38,137
Dilutive effect of stock options and restricted shares	294	294	210	210
Dilutive effect of convertible notes	N/A	891	N/A	2,927
Diluted shares	38,898	39,789	38,347	41,274

Net income per share, diluted	$0.14	$0.36	$0.25	$0.47

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net Income per Diluted Share
Net income, as reported, per diluted share	$0.02	$0.16	$0.14	$0.25
Interest expense on convertible notes	N/A	N/A	0.01	0.02
Effect of convertible notes on diluted shares	N/A	N/A	(0.01)	(0.02)
Non-cash, stock-based compensation	0.06	0.04	0.11	0.08
DPA related	0.04	0.04	0.08	0.07
Restructuring charges	0.01	—	0.02	—
Inventory step-up amortization	0.00	—	0.00	0.00
Distributor conversion and non-competes	0.01	—	0.01	—
Deferred financing fees and transaction costs associated with Convertible Notes Tender Offer	N/A	—	N/A	0.06
Net income, as adjusted, per diluted share	$0.14	$0.23	$0.36	$0.47

Wright Medical Group, Inc.
Reconciliation of Free Cash Flow
(dollars in thousands--unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net cash provided by operating activities	22,033	20,868	41,113	39,016
Capital expenditures	(4,042)	(13,291)	(8,573)	(23,376)
Free cash flow	17,991	7,577	32,540	15,640

WRIGHT MEDICAL GROUP, INC.
Segment Income Statement
(In thousands, except share data)
(unaudited)

	Three Months Ended June 30, 2012
	OrthoRecon	Extremities	Corporate	Other(1)	Total
Net sales	$71,316	$51,964	$—	$—	$123,280
Cost of sales	26,485	11,553	—	396	38,434
Gross profit	44,831	40,411	—	(396)	84,846

Operating expenses:
Selling, general and administrative	30,720	24,336	12,721	5,085	72,862
Research and development	3,141	3,367	—	236	6,744
Amortization of intangible assets	83	600	—	571	1,254
Restructuring charges	—	—	—	710	710
Total operating expenses	33,944	28,303	12,721	6,602	81,570

Operating income	$10,887	$12,108	$(12,721)	$(6,998)	$3,276

Operating income as a percent of net sales	15.3%	23.3%	N/A	N/A	2.7%

	Three Months Ended June 30, 2012
	OrthoRecon	Extremities	Corporate	Other(1)	Total
Depreciation expense	$6,175	$2,789	$588	$—	$9,552
Amortization expense	83	600	—	571	1,254
Capital expenditures	680	2,277	1,085	—	4,042
______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

WRIGHT MEDICAL GROUP, INC.
Segment Income Statement
(continued)

	Three Months Ended June 30, 2011
	OrthoRecon	Extremities	Corporate	Other(1)	Total
Net sales	$80,267	$52,238	$—	$—	$132,505
Cost of sales	25,865	15,279	—	360	41,504
Gross profit	54,402	36,959	—	(360)	91,001

Operating expenses:
Selling, general and administrative	32,125	21,499	13,512	3,685	70,821
Research and development	4,552	3,308	—	(53)	7,807
Amortization of intangible assets	106	571	—	—	677
Total operating expenses	36,783	25,378	13,512	3,632	79,305

Operating income	$17,619	$11,581	$(13,512)	$(3,992)	$11,696

Operating income as a percent of net sales	22.0%	22.2%	N/A	N/A	8.8%

	Three Months Ended June 30, 2011
	OrthoRecon	Extremities	Corporate	Other	Total
Depreciation expense	$6,629	$2,640	$527	$—	$9,796
Amortization expense	106	571	—	—	677
Capital expenditures	6,197	2,535	4,559	—	13,291

(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

WRIGHT MEDICAL GROUP, INC.
Segment Income Statement
(continued)

	Six Months Ended June 30, 2012
	OrthoRecon	Extremities	Corporate	Other(1)	Total
Net sales	$145,099	$104,837	$—	$—	$249,936
Cost of sales	51,688	22,762	—	1,225	75,675
Gross profit	93,411	82,075	—	(1,225)	174,261

Operating expenses:
Selling, general and administrative	62,060	48,422	24,889	9,839	145,210
Research and development	5,927	6,651	—	387	12,965
Amortization of intangible assets	217	1,208	—	571	1,996
Restructuring charges	—	—	—	1,153	1,153
Total operating expenses	68,204	56,281	24,889	11,950	161,324

Operating income	$25,207	$25,794	$(24,889)	$(13,175)	$12,937

Operating income as a percent of net sales	17.4%	24.6%	N/A	N/A	5.2%

	Six Months Ended June 30, 2012
	OrthoRecon	Extremities	Corporate	Other(1)	Total
Depreciation expense	$12,572	$5,653	$1,671	$—	$19,896
Amortization expense	217	1,208	—	571	1,996
Capital expenditures	2,574	4,450	1,549	—	8,573

______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

WRIGHT MEDICAL GROUP, INC.
Segment Income Statement
(continued)

	Six Months Ended June 30, 2011
	OrthoRecon	Extremities	Corporate	Other(1)	Total
Net sales	$160,284	$107,607	$—	$—	$267,891
Cost of sales	51,510	28,055	—	707	80,272
Gross profit	108,774	79,552	—	(707)	187,619

Operating expenses:
Selling, general and administrative	65,570	45,968	26,173	7,935	145,646
Research and development	9,200	7,422	—	392	17,014
Amortization of intangible assets	192	1,175	—	—	1,367
Total operating expenses	74,962	54,565	26,173	8,327	164,027

Operating income	$33,812	$24,987	$(26,173)	$(9,034)	$23,592

Operating income as a percent of net sales	21.1%	23.2%	N/A	N/A	8.8%

	Six Months Ended June 30, 2011
	OrthoRecon	Extremities	Corporate	Other	Total
Depreciation expense	$13,002	$5,170	$1,066	$—	$19,238
Amortization expense	192	1,175	—	—	1,367
Capital expenditures	11,286	5,136	6,954	—	23,376
______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

WRIGHT MEDICAL GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(unaudited)

	June 30, 2012	December 31, 2011
Assets:
Current assets:
Cash and cash equivalents	$176,591	$153,642
Marketable securities	16,297	13,597
Accounts receivable, net	102,591	98,995
Inventories	157,123	164,600
Prepaid expenses and other current assets	58,641	69,699
Total current assets	511,243	500,533

Property, plant and equipment, net	147,032	160,284
Goodwill and intangible assets, net	79,247	75,651
Marketable securities	—	4,502
Other assets	14,471	13,610
Total assets	$751,993	$754,580

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$9,385	$11,651
Accrued expenses and other current liabilities	57,514	55,831
Current portion of long-term obligations	10,346	8,508
Total current liabilities	77,245	75,990
Long-term obligations	150,679	166,792
Other liabilities	45,539	43,334
Total liabilities	$273,463	$286,116

Stockholders’ equity:	478,530	468,464
Total liabilities and stockholders’ equity	$751,993	$754,580